Exhibit 5.1

Greenberg Traurig, P.A.
401 East Las Olas Boulevard, Suite 2000
Ft. Lauderdale, FL 33301

January 18, 2005

L.A.M. Pharmaceutical, Corp.
800 Sheppard Avenue West, Commercial Unit 1
Toronto, Ontario
Canada M3H 6B4

              Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

              We have acted as counsel to L.A.M. Pharmaceutical, Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to 17,000,000 shares of the Company's Common Stock (the “Shares”), which the Company may issue from time to time pursuant to the L.A.M. Pharmaceutical, Corp. Stock Bonus Plan (as amended on January 17, 2005).

              We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed, without independent investigation, the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

              Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that when the Registration Statement becomes effective under the Securities Act and the Shares are issued in accordance with the terms and conditions of the Stock Bonus Plan, the Shares will constitute validly issued, fully paid and non-assessable securities of the Company.

              The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered of the laws of any other jurisdiction.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to the firm in the Registration Statement. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/: Greenberg Traurig, P.A.